Exhibit 99.1

Enzo Biochem, Inc. 527 Madison Avenue New York, NY 10022

FOR IMMEDIATE RELEASE

ENZO BIOCHEM REPORTS VALIDATION OF THREE HIGH QUALITY, LOW COST BIOMARKERS

FOR DETECTING CANCERS AND THEIR PROGRESSION, ESPECIALLY IN WOMEN’S HEALTH AREA

NEW YORK, NY, July 18, 2018 – Enzo Biochem Inc. (NYSE:ENZ) today announced the validation of three clinically relevant, cost-efficient biomarker detection tests for charting the progression of various cancers, especially in the field of women’s health. These cost effective, high quality primary antibodies function with our full open system workflow and complement Enzo’s strategy of introducing lower cost testing solutions for the clinical laboratory market.

The validated tests complement Enzo’s POLYVIEW® immunohistochemistry (“IHC”) and in situ hybridization (“ISH”) detection platform, an enhanced diagnostic detection system used by pathologists in reading tissue biopsies and favorably cited by a leading peer review publication for showing no false positives.

The new biomarker tests are used in patient tissue samples with elevated levels of three proteins: p16, which aids in the prognosis of cervical cancer; K1-67, an important marker of cell proliferation in different tumors, including cervical and endometrial; and p53, instrumental in diagnosis of high grade gastric, colonic, bladder, endometrial adenocarcinoma and serious ovarian carcinomas.

In the case of the cellular protein p16, its overproduction is closely correlated with Human papillomavirus (HPV) infections of cells currently infecting 9 million Americans. HPV infections have been linked to 90% of cervical and anal cancers, and 70% of vaginal, vulvar and oropharyngeal (throat) cancers. Cervical cancer alone accounts for 250,000 deaths per year worldwide, with the highest incidence in the developing world and the underserved population in the U.S.

The global cancer biomarkers market is projected to reach more than $20 billion by 2022, up from $11.5 billion in 2017 with the global IHC market projected to reach over $2 billion by 2021. Primary biomarkers, including p16, K1-67 and p53 account for a significant portion of the IHC market. Recent increases in the cost of testing p16, K1-67, and p53 continue to negatively affect clinical laboratory profit margins, especially when considering the overall decrease in reimbursement. Enzo’s newly validated tests offer a cost effect solution to this problem.

“As has been demonstrated by the study involving our POLYVIEW® technology, high quality IHC reagents reduce false positive results without compromising signal strength, and the validation of our three biomarkers in combination with this platform offers reliable high throughput staining capabilities with significant cost savings,” said Elazar Rabbani, Chairman and CEO of Enzo.

“Pairing the p16 biomarker test, as well as the others, with our POLYVIEW® IHC detection platform, now adapted to an automated workflow, is another vital example of what Enzo is bringing to healthcare in savings and efficiency with our disruptive technology as reimbursement costs continue to shrink diagnostic lab margins.”

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products, systems and services that meet the ever-changing and rapidly growing needs of health care today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies.

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2017. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

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Contact:

For: Enzo Biochem, Inc.
Steve Anreder, 212-532-3232	or	Michael Wachs, CEOcast, Inc., 212-732-4300
steven.anreder@anreder.com		mwachs@ceocast.com